Exhibit 99.1
FOR RELEASE May 13, 2014 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Third Quarter Fiscal Year 2014 Results; Teleconference and Webcast to be held on May 13, 2014

CRANBURY, NJ – May 13, 2014 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its third quarter ended March 31, 2014.

Recent Highlights
•	Pivotal Phase 3 clinical trials of bremelanotide for Female Sexual Dysfunction (FSD) are anticipated to start as early as the second half of calendar year 2014
•
In January 2014, we received $1.85 million in net proceeds from the sale of New Jersey state net operating loss carryforwards, which resulted in the recognition of $1.85 million in tax benefits for the three months ended March 31, 2014

•
On April 30, 2014, a potential commercial partner exercised its option, granting it an exclusive, time-limited right to negotiate, in good faith, the terms of a definitive license to bremelanotide for the treatment of FSD in the European Union and other European countries. The primary financial terms have been negotiated, and include an upfront licensing payment, development and regulatory milestones, royalties, and annual sales related milestones. The $1.0 million option fee, which was received in August 2013 and is creditable against any upfront or initial license fee in the event the parties enter into a definitive license agreement, was recorded as unearned revenue as of March 31, 2014

Third Quarter Fiscal 2014 Financial Results
Palatin reported a net loss of $1.5 million, or $(0.01) per basic and diluted share, for the quarter ended March 31, 2014, compared to a net loss of $4.0 million, or $(0.04) per basic and diluted share, for the same period in 2013.

The decrease in net loss for the quarter ended March 31, 2014, compared to the same period last fiscal year, is primarily attributable to the recognition of $1.85 million in tax benefits in the quarter ended March 31, 2014.

REVENUE
There were no revenues recorded in the quarters ended March 31, 2014 and 2013.

COSTS AND EXPENSES
Total operating expenses for the quarter ended March 31, 2014 were $3.4 million compared to $4.0 million for the comparable quarter of 2013.  The decrease in operating expenses for the quarter was primarily due to lower period costs related to Palatin’s bremelanotide for FSD program.

CASH POSITION
As of March 31, 2014, Palatin’s cash and cash equivalents were $16.7 million with current liabilities of $2.4 million, net of unearned revenue of $1.0 million, compared to cash, cash equivalents and short term investments of $24.4 million with current liabilities of $2.1 million as of June 30, 2013.
Palatin believes its existing capital resources will be adequate to fund its currently planned operations, including submitting complete protocols for pivotal Phase 3 studies to the U.S. Food and Drug Administration (FDA) but not initiating patient enrollment, through at least June 30, 2015.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on May 13, 2014 at 11:00 a.m. Eastern time to discuss the results of operations and an update on corporate developments in greater detail.  Individuals interested in listening to the conference call live can dial 1-888-455-2263 (domestic) or 1-719-457-2697 (international) pass code 7318982.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 7318982.  The webcast and telephone replay will be available through May 20, 2014.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:	Palatin Technologies Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors, LLC
Chief Operating Officer / Chief Financial Officer	Managing Director
Tel: (609) 495-2200 / info@palatin.com	Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

REVENUES:	$-	$-	$-	$10,361

OPERATING EXPENSES:
Research and development	2,151,225	2,944,587	8,230,733	7,733,670
General and administrative	1,212,513	1,079,197	3,236,093	3,141,751
Total operating expenses	3,363,738	4,023,784	11,466,826	10,875,421

Loss from operations	(3,363,738)	(4,023,784)	(11,466,826)	(10,865,060)

OTHER INCOME (EXPENSE):
Investment income	4,363	9,629	14,613	37,017
Interest expense	(182)	(1,103)	(2,987)	(4,746)
Increase in fair value of warrants	-	-	-	(7,069,165)
Gain on disposition of supplies and equipment	-	-	-	4,620
Total other income (expense), net	4,181	8,526	11,626	(7,032,274)

Loss before income taxes	(3,359,557)	(4,015,258)	(11,455,200)	(17,897,334)
Income tax benefit	1,846,646	-	1,846,646	1,753,208

NET LOSS	$(1,512,911)	$(4,015,258)	$(9,608,554)	$(16,144,126)

Basic and diluted net loss per common share	$(0.01)	$(0.04)	$(0.09)	$(0.17)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	106,709,340	106,424,443	106,668,094	94,754,789

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	March 31, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$16,717,517	$19,167,632
Short-term investments	-	5,249,654
Prepaid expenses and other current assets	414,607	332,267
Total current assets	17,132,124	24,749,553

Property and equipment, net	188,340	266,415
Other assets	57,515	58,131
Total assets	$17,377,979	$25,074,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$2,048	$19,909
Accounts payable	431,767	338,726
Accrued expenses	1,947,114	1,701,727
Unearned revenue	1,000,000	-
Total current liabilities	3,380,929	2,060,362

Deferred rent	7,547	35,460
Total liabilities	3,388,476	2,095,822

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of March 31, 2014 and June 30, 2013	47	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 39,241,655 shares as of March 31, 2014 and 39,116,948 as of June 30, 2013, respectively	392,417	391,169
Additional paid-in capital	283,311,052	282,692,520
Accumulated deficit	(269,714,013)	(260,105,459)
Total stockholders’ equity	13,989,503	22,978,277
Total liabilities and stockholders’ equity	$17,377,979	$25,074,099